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Form BCA-10.30
(Rev. Jan. 1999)          ARTICLES OF AMENDMENT         File # 1704-465-6
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Jesse White                                            SUBMIT IN DUPLICATE
Secretary of State
Department of Business Services                        THIS SPACE FOR USE BY
Springfield, IL  62756                                  SECRETARY OF STATE
Telephone (217) 782-1832
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Remit payment in check or money                      Date              3-29-02
order, payable to "Secretary of State."              Franchise Tax     $
                                                     Filing Fee*       $25.00
The filing fee for restated articles                 Penalty           $
of amendment - $100.00
                                                     Approved:         /s/   KK
http://www.sos.state.il.us

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1.    CORPORATE NAME:    ILLINOIS POWER COMPANY
                      ---------------------------------------------------------
                                                                       (Note 1)

2.    MANNER OF ADOPTION OF AMENDMENT:
        The following amendment of the Articles of Incorporation was adopted on MARCH 28, 2002 in the manner indicated below. ("X" one box only)

 [ ] By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;
                                                                       (Note 2)

 [ ] By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
                                                                       (Note 2)

 [ ] By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
                                                                       (Note 3)

 [ ] By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
                                                                       (Note 4)

 [X] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with
        Section 7.10;
                                                                  (Notes 4 & 5)

 [ ] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
                                                                       (Note 5)

3.    TEXT OF AMENDMENT:
   a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments. Article I: The name of the corporation is:

NO CHANGE
--------------------------------------------------------------------------------
                                      (NEW NAME)


                 All changes other than name, include on page 2
                                     (over)

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                                TEXT OF AMENDMENT

   b. (IF AMENDMENT AFFECTS THE CORPORATE PURPOSE, THE AMENDED PURPOSE IS REQUIRED TO BE SET FORTH IN ITS ENTIRETY. IF THERE IS NOT SUFFICIENT SPACE TO DO SO, ADD ONE OR MORE SHEETS OF THIS SIZE.)

   Article V, Section 1(f)(1) shall be deleted in its entirety, and Article V, Subsection 1.(f)(2) shall become Article V, Section 1.(f), reading as follows:

         The Corporation shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of at least two-thirds of the total number of shares of Preferred Stock then outstanding, issue, sell, or otherwise dispose of any shares of Preferred Stock, or of any other class of stock ranking prior to, or on a parity with, Preferred Stock as to dividends, in liquidation, dissolution, winding up or distribution, unless the net income of the Corporation determined in conformity with generally accepted accounting principles, adjusted for miscellaneous income and expense net, plus the gross amount deducted for interest on all interest bearing indebtedness of the Corporation in determining net income for a period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the issuance, sale or disposition of such stock, to be available for the payment of interest shall have been at least one and one-half (1 1/2) times the sum of (a) the annual interest charges on all interest-bearing indebtedness of the Corporation and (b) the annual dividend requirements on all outstanding shares of Preferred Stock and of all other classes of stock ranking prior to, or on a parity with, Preferred Stock as to dividends or distributions, including the shares proposed to be issued; provided that, there shall be excluded from the foregoing computation, interest charges on all indebtedness and dividends on all shares of stock which are to be retired in connection with the issue of such additional shares of Preferred Stock or other class of stock ranking prior to, or on a parity with, Preferred Stock as to dividends or distributions; and provided, further, that in any case where such additional shares of Preferred Stock or other class of stock ranking prior to, or on a parity with, Preferred Stock as to dividends or distributions, are to be issued in connection with the acquisition of new property, the net income of the property to be so acquired, determined and adjusted in the same manner as the net income of the Corporation is to be determined and adjusted as set forth above, may be included on a pro forma basis in the foregoing computation.



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4.     The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (IF NOT APPLICABLE, INSERT "NO CHANGE")

       NO CHANGE

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (IF NOT APPLICABLE, INSERT "NO CHANGE")

       NO CHANGE

       (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (IF NOT APPLICABLE, INSERT "NO CHANGE")

       NO CHANGE


                                        Before Amendment    After Amendment

                  Paid-in Capital       $                   $
                                         ------------        ------------

    (COMPLETE EITHER ITEM 6 OR 7 BELOW. ALL SIGNATURES MUST BE IN BLACK INK.)

6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

       Dated    March 28     ,  2002     ILLINOIS POWER COMPANY
             ----------------  ------  ----------------------------------------
             (MONTH & DAY)     (YEAR)    (EXACT NAME OF CORPORATION AT DATE OF
                                                    EXECUTION)

       attested by    /s/ Kathryn L. Patton     by   /s/ Larry F. Altenbaumer
                   ---------------------------     -----------------------------
                   (SIGNATURE OF SECRETARY OR       (SIGNATURE OF PRESIDENT OR
                     ASSISTANT SECRETARY)                 VICE PRESIDENT)

             Kathryn L. Patton, Secretary       Larry F. Altenbaumer, President
            -------------------------------     --------------------------------
            (TYPE OR PRINT NAME AND TITLE)       (TYPE OR PRINT NAME AND TITLE)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

                                       OR

       If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

       The undersigned affirms, under the penalties of perjury, that the facts states herein are true.

       Dated                           ,
              -------------------------  --------
                    (MONTH & DAY)         (YEAR)


       ------------------------------------    ---------------------------------

       ------------------------------------    ---------------------------------

       ------------------------------------    ---------------------------------

       ------------------------------------    ---------------------------------



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                             NOTES AND INSTRUCTIONS

NOTE 1: State the true exact corporate name as it appears on the records of the office of the Secretary of State, BEFORE any amendments herein reported.

NOTE 2: Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or
          elected.                                                   (ss.10.10)

NOTE 3: Directors may adopt amendments without shareholder approval in only seven instances, as follows:

          (a) to remove the names and addresses of directors named in the articles of incorporation;

          (b) to remove the name and address of the initial registered agent and registered office, provided a statement pursuant to ss. 5.10 is also filed;

          (c) to increase, decrease, create or eliminate the par value of the shares of any class, so long as no class or series of shares is adversely affected.

          (d) to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series of shares is adversely affected thereby;

          (e) to change the corporate name by substituting the word "corporation", "incorporated", "company", "limited", or the abbreviation "corp.", "inc.", "co.", or "ltd." for a similar word or abbreviation in the name, or by adding a geographical attribution to the name;

          (f) to reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with ss. 9.05,

          (g) to restate the articles of incorporation as currently amended.
                                                                     (ss.10.15)

NOTE 4: All amendments not adopted under ss. 10.10 or ss. 10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

          Shareholder approval may be (1) by vote at a shareholders' meeting (EITHER ANNUAL OR SPECIAL) or (2) by consent, in writing, without a meeting.

          To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least 2/3 of the outstanding shares entitled to vote on the amendment (BUT IF CLASS VOTING APPLIES, THEN ALSO AT LEAST A 2/3 VOTE WITHIN EACH CLASS IS REQUIRED).

          The articles of incorporation may supersede the 2/3 vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies. (ss. 10.20)

NOTE 5: When shareholder approval is by consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the
          amendment.                                      (ss.ss. 7.10 & 10.20)



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